EXHIBIT 99.1

Adaptive Biotechnologies Reports First Quarter 2026 Financial Results

SEATTLE, May 05, 2026 (GLOBE NEWSWIRE) – Adaptive Biotechnologies Corporation (“Adaptive Biotechnologies”) (Nasdaq: ADPT), a commercial stage biotechnology company that aims to translate the genetics of the adaptive immune system into clinical products to diagnose and treat disease, today reported financial results for the quarter ended March 31, 2026.

“We delivered strong first quarter results based on accelerating adoption of MRD across both clinical testing and drug development. Our performance reinforces our market leadership position and the differentiated value of our platform,” said Chad Robins, chief executive officer and co-founder of Adaptive Biotechnologies. “With disciplined execution and multiple growth drivers in place, we are well positioned to sustain our growth trajectory and create long-term value.”

Recent Highlights

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Revenue for the first quarter of 2026 was $70.9 million. The MRD business, which contributed 95% of revenue, grew 53% versus the first quarter of 2025.
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clonoSEQ® test volume in the first quarter of 2026 increased 41% to 32,595 tests delivered versus the first quarter of 2025.
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Recognized $9.0 million in MRD pharma regulatory milestone revenue, the first U.S. primary endpoint milestone.
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Raising full year 2026 MRD revenue guidance to a new range of $260 million to $270 million, implying annual growth of 22% to 27%.

First Quarter 2026 Financial Results

Revenue was $70.9 million for the quarter ended March 31, 2026, representing a 35% increase from the first quarter in the prior year. Excluding revenue recognized under the Genentech Agreement, which did not generate revenue in the quarter ended March 31, 2026, revenue for the current quarter increased 45% from the first quarter in the prior year. MRD revenue was $67.1 million for the quarter, representing a 53% increase from the first quarter in the prior year. Immune Medicine revenue was $3.8 million for the quarter, representing a 57% decrease from the first quarter in the prior year. Excluding revenue from the Genentech Agreement, Immune Medicine revenue for the quarter ended March 31, 2026 decreased 26% from the first quarter in the prior year.

Operating expenses for the first quarter of 2026 were $90.1 million, compared to $82.0 million in the first quarter of the prior year, representing an increase of 10%.

Interest and other income, net was $2.1 million for the first quarter of 2026, compared to $2.7 million in the first quarter of the prior year. Interest expense from our revenue interest purchase agreement was $2.9 million in both the first quarter of 2026 and the first quarter of the prior year.

Net loss was $20.0 million for the first quarter of 2026, compared to $29.8 million for the same period in 2025. Excluding revenue generated from the Genentech Agreement, net loss was $33.4 million for the first quarter of 2025.

Adjusted EBITDA (non-GAAP) was a loss of $2.5 million for the first quarter of 2026, compared to a loss of $12.7 million for the first quarter of the prior year. Excluding revenue generated from the Genentech Agreement, Adjusted EBITDA was a loss of $16.3 million for the first quarter of 2025.

Cash, cash equivalents and marketable securities was 237.2 million as of March 31, 2026, inclusive of $15.3 million of cash and cash equivalents held by Digital Biotechnologies, Inc.

2026 Updated Financial Guidance

Adaptive Biotechnologies expects full year revenue for the MRD business to be between $260 million and $270 million, updated from the previous range between $255 million and $265 million. No revenue guidance is provided for the Immune Medicine business.

We expect full year total company operating expenses, including cost of revenue, to be between $350 million and $360 million.

Management will provide further details on the outlook during the conference call.

Webcast and Conference Call Information

Adaptive Biotechnologies will host a conference call to discuss its first quarter 2026 financial results after market close on Tuesday, May 5, 2026 at 4:30 PM Eastern Time. The conference call can be accessed at http://investors.adaptivebiotech.com. The webcast will be archived and available for replay at least 90 days after the event.

About Adaptive Biotechnologies

Adaptive Biotechnologies (“we” or “our”) is a commercial-stage biotechnology company focused on harnessing the inherent biology of the adaptive immune system to transform the diagnosis and treatment of disease. We believe the adaptive immune system is nature’s most finely tuned diagnostic and therapeutic for most diseases, but the inability to decode it has prevented the medical community from fully leveraging its capabilities. Our proprietary immune medicine platform reveals and translates the massive genetics of the adaptive immune system with scale, precision and speed. We apply our platform to partner with biopharmaceutical companies, inform drug development, and develop clinical diagnostics across our two business segments: Minimal Residual Disease (MRD) and Immune Medicine. Our commercial products and clinical pipeline enable the diagnosis, monitoring, and treatment of diseases such as cancer and autoimmune disorders. Our goal is to develop and commercialize immune-driven clinical products tailored to each individual patient.

Forward-Looking Statements

This press release contains forward-looking statements that are based on management’s beliefs and assumptions and on information currently available to management. All statements contained in this release other than statements of historical fact are forward-looking statements, including statements regarding our ability to develop, commercialize and achieve market acceptance of our current and planned products and services, our research and development efforts and other matters regarding our business strategies, use of capital, results of operations and financial position and plans and objectives for future operations.

In some cases, you can identify forward-looking statements by the words “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. These risks, uncertainties and other factors are described under "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and elsewhere in the documents we file with the Securities and Exchange Commission from time to time. We caution you that forward-looking statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain. As a result, the forward-looking statements may not prove to be accurate. The forward-looking statements in this press release represent our views as of the date hereof. We undertake no obligation to update any forward-looking statements for any reason, except as required by law.

Use of Non-GAAP Financial Measure

To supplement our unaudited condensed consolidated statements of operations and unaudited condensed consolidated balance sheets, which are prepared in conformity with generally accepted accounting principles in the United States of America (“GAAP”), this press release also includes references to Adjusted EBITDA, which is a non-GAAP financial measure that we define as net loss attributable to Adaptive Biotechnologies Corporation adjusted for interest and other income, net, interest expense, income tax (expense) benefit, depreciation and amortization expense, impairment costs for long-lived assets, restructuring expense and share-based compensation expense. We define our segment Adjusted EBITDA in the same way to the extent the net loss attributable to Adaptive Biotechnologies Corporation and adjustments are allocable to each segment. We have provided reconciliations of net loss attributable to Adaptive Biotechnologies Corporation, the most directly comparable GAAP financial measure, to Adjusted EBITDA at the end of this press release.

Management uses Adjusted EBITDA, including segment Adjusted EBITDA, to evaluate the financial performance of our business and segments and to evaluate the effectiveness of our strategies. We present these figures because we believe it is frequently used by analysts, investors and other interested parties to evaluate companies in our industry and it facilitates comparisons on a consistent basis across reporting periods. Further, we believe it is helpful in highlighting trends in our operating results because it excludes items that are not indicative of our core operating performance.

Adjusted EBITDA, including segment Adjusted EBITDA, has limitations as an analytical tool and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. We may in the future incur expenses similar to the adjustments we make. In particular, we expect to incur meaningful share-based compensation expense in the future. Other limitations include that Adjusted EBITDA, including segment Adjusted EBITDA, does not reflect:

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all expenditures or future requirements for capital expenditures or contractual commitments;
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changes in our working capital needs;
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interest expense, which is an ongoing element of our costs to operate;
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income tax (expense) benefit, which may be a necessary element of our costs and ability to operate;
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the costs of replacing the assets being depreciated and amortized, which will often have to be replaced in the future;
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the noncash component of employee compensation expense;
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long-lived assets impairment costs; and

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the impact of earnings or charges resulting from matters we consider not to be reflective, on a recurring basis, of our ongoing operations, such as our restructuring activities and reductions in workforce.

In addition, Adjusted EBITDA, including segment Adjusted EBITDA, may not be comparable to similarly titled measures used by other companies in our industry or across different industries.

ADAPTIVE INVESTORS
Karina Calzadilla, Vice President, Investor Relations and FP&A

201-396-1687
investors@adaptivebiotech.com

ADAPTIVE MEDIA
Erica Jones, Associate Corporate Communications Director

206-279-2423
media@adaptivebiotech.com

Adaptive Biotechnologies

Condensed Consolidated Statements of Operations

(in thousands, except share and per share amounts)

(unaudited)

	Three Months Ended March 31,
	2026	2025
Revenue	$70,874	$52,443
Operating expenses
Cost of revenue	18,708	16,979
Research and development	23,623	24,203
Sales and marketing	26,346	23,047
General and administrative	20,984	17,399
Amortization of intangible assets	419	419
Total operating expenses	90,080	82,047
Loss from operations	(19,206)	(29,604)
Interest and other income, net	2,080	2,679
Interest expense	(2,889)	(2,905)
Net loss	(20,015)	(29,830)
Add: Net income attributable to noncontrolling interest	(18)	(22)
Net loss attributable to Adaptive Biotechnologies Corporation	$(20,033)	$(29,852)
Net loss per share attributable to Adaptive Biotechnologies Corporation common shareholders, basic and diluted	$(0.13)	$(0.20)
Weighted-average shares used in computing net loss per share attributable to Adaptive Biotechnologies Corporation common shareholders, basic and diluted	155,521,048	149,195,028

Adaptive Biotechnologies

Condensed Consolidated Balance Sheets
(in thousands, except share and per share amounts)

	March 31, 2026	December 31, 2025
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$77,581	$70,495
Short-term marketable securities (amortized cost of $140,762 and $156,246, respectively)	140,753	156,485
Accounts receivable, net	48,315	50,365
Inventory	11,206	9,820
Prepaid expenses and other current assets	13,952	13,020
Total current assets	291,807	300,185
Long-term assets
Property and equipment, net	30,774	34,107
Operating lease right-of-use assets	40,248	40,616
Long-term marketable securities (amortized cost of $18,908 and $13,220, respectively)	18,889	13,234
Restricted cash	2,709	2,689
Intangible assets, net	1,307	1,726
Goodwill	118,972	118,972
Other assets	1,237	1,207
Total assets	$505,943	$512,736
Liabilities and shareholders’ equity
Current liabilities
Accounts payable	$9,615	$6,467
Accrued liabilities	7,465	7,700
Accrued compensation and benefits	6,217	16,992
Current portion of operating lease liabilities	8,513	8,920
Current portion of deferred revenue	49,397	45,194
Current portion of revenue interest liability, net	5,804	4,642
Total current liabilities	87,011	89,915
Long-term liabilities
Operating lease liabilities, less current portion	69,115	70,228
Deferred revenue, less current portion	807	1,006
Revenue interest liability, net, less current portion	124,749	126,566
Other long-term liabilities	20	20
Total liabilities	281,702	287,735
Commitments and contingencies
Shareholders’ equity
Preferred stock: $0.0001 par value, 10,000,000 shares authorized at March 31, 2026 and December 31, 2025; no shares issued and outstanding at March 31, 2026 and December 31, 2025	—	—
Common stock: $0.0001 par value, 340,000,000 shares authorized at March 31, 2026 and December 31, 2025; 159,697,221 and 153,779,418 shares issued and outstanding at March 31, 2026 and December 31, 2025, respectively	16	15
Additional paid-in capital	1,599,708	1,581,848
Accumulated other comprehensive (loss) gain	(28)	253
Accumulated deficit	(1,383,356)	(1,363,323)
Total Adaptive Biotechnologies Corporation shareholders’ equity	216,340	218,793
Noncontrolling interest	7,901	6,208
Total shareholders’ equity	224,241	225,001
Total liabilities and shareholders’ equity	$505,943	$512,736

Adjusted EBITDA

The following is a reconciliation of net loss attributable to Adaptive Biotechnologies Corporation, the most directly comparable GAAP financial measure, to Adjusted EBITDA for the periods presented (in thousands, unaudited):

	Three Months Ended March 31,
	2026	2025
Net loss attributable to Adaptive Biotechnologies Corporation	$(20,033)	$(29,852)
Interest and other income, net	(2,080)	(2,679)
Interest expense	2,889	2,905
Depreciation and amortization expense	3,837	4,731
Impairment of long-lived assets	347	—
Restructuring expense	643	—
Share-based compensation expense	11,928	12,147
Adjusted EBITDA	$(2,469)	$(12,748)

Segment Information (Including Segment Adjusted EBITDA)

The following sets forth segment information for the periods presented (in thousands, unaudited):

	Three Months Ended March 31,
	2026	2025
MRD:
Revenue	$67,093	$43,721
Adjusted EBITDA	12,138	(4,111)
Reconciliation of Net Income (Loss) to Adjusted EBITDA:
Net income (loss)	$3,362	$(12,238)
Depreciation and amortization expense	2,381	2,663
Impairment of long-lived assets	—	—
Restructuring expense	248	—
Share-based compensation expense	6,147	5,464
Adjusted EBITDA	$12,138	$(4,111)

Immune Medicine(1):
Revenue	$3,781	$8,722
Adjusted EBITDA	(10,360)	(5,106)
Reconciliation of Net Loss to Adjusted EBITDA:
Net loss	$(15,929)	$(10,919)
Depreciation and amortization expense	1,005	1,623
Impairment of long-lived assets	347	—
Restructuring expense	395	—
Share-based compensation expense	3,822	4,190
Adjusted EBITDA	$(10,360)	$(5,106)

(1) Expenses related to Digital Biotechnologies, Inc. are no longer included in the Immune Medicine segment.